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                                                                   Exhibit 12.1

                      Dean Foods Company and Subsidiaries

                Computation of Ratio of Earnings to Fixed Charges
                -------------------------------------------------


                                                                FISCAL YEARS ENDING MAY
                                               ----------------------------------------------------
                                                   2000       1999       1998       1997       1996
                                                   ----       ----       ----       ----       ----

Income (loss) from continuing operations
     before taxes                              $173,274   $115,297   $143,730   $124,529   $(15,586)
                                               ----------------------------------------------------

Fixed charges:
        Interest expense                         50,148     39,098     21,101     15,071     16,316
        Portion of rentals (33%)                 16,797     13,916     10,758      8,417      8,735
                                               ----------------------------------------------------

        Total fixed charges                      66,945     53,014     31,859     23,488     25,051
                                               ----------------------------------------------------

Earnings from continuing operations before
     taxes and fixed charges                   $240,219   $168,311   $175,589   $148,017   $  9,465
                                               ====================================================

Ratio of earnings to fixed charges                  3.6        3.2        5.5        6.3        0.4(*)
                                               ====================================================


(*) The Fiscal 1996 Ratio of Earnings to Fixed Charges and "Income (Loss) from Continuing Operations Before Taxes" includes the effect of a pre-tax special charge to earnings of $102.4 million ($64.9 million after-tax), resulting in a fixed charge deficiency of $15.6.


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